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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


                           Form 8-K


                        CURRENT REPORT



               Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934


              Date of Report: September 24, 1996



                          AT&T CORP.


  A New York              Commission File       I.R.S.Employer
  Corporation               No. 1-1105          No. 13-4924710




   32 Avenue of the Americas, New York, New York 10013-2412


               Telephone Number (212) 387-5400


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Form 8-K
September 24, 1996

  Item 2.  Acquisition or Disposition of Assets.


     As previously reported, on September 20, 1995, AT&T
  Corp. ("AT&T") announced its intention, subject to certain conditions, to separate into three independent, publicly held companies: the continuing AT&T, engaged in communications services and the credit card business; Lucent Technologies Inc. ("Lucent"), engaged in communications systems and technologies; and NCR Corporation ("NCR"), engaged in information technology products and systems. In addition, AT&T announced its intention to seek the sale of its approximately 86% interest in AT&T Capital Corp. ("AT&T Capital") through a public or private sale.

     On September 30, 1996, AT&T distributed to its shareowners 524,624,894 shares of Lucent, representing approximately 82.4% of the shares of Lucent and all of the shares of Lucent owned by AT&T. In April 1996, Lucent had previously conducted an initial public offering and sold shares representing approximately 17.6% of its outstanding shares. As a result of the distribution, AT&T and Lucent are no longer affiliated entities.

     Furthermore, on October 1, 1996, AT&T sold its entire interest in AT&T Capital as part of the acquisition of AT&T Capital by a leasing consortium comprised of certain members of AT&T Capital's senior management and companies controlled by Nomura International plc. AT&T received approximately $1.8 billion for its interest in AT&T Capital. As a result of the sale, AT&T and AT&T Capital are no longer affiliated entities.

     Finally, on September 26, 1996, NCR, a wholly owned subsidiary of AT&T, filed a registration statement on Form 10 under the Securities Exchange Act of 1934 with respect to the planned distribution of all of the NCR common stock to AT&T shareowners. The distribution, which remains subject to a number of conditions, is expected to occur on December 31, 1996.



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Form 8-K
September 24, 1996

     As a result of the restructuring, the operating and financial characteristics of AT&T post-restructuring will be those of AT&T's continuing operations: communications services and the credit card business. The market trading characteristics of AT&T common stock are likely to be affected by the restructuring due to a variety of factors, including, among other things, the increased focus on one aspect of the communications industry (communications services); the separation of the value of Lucent and, to a lesser extent, NCR, from the historical value of the combined AT&T common stock; and the share ownership decisions of former employees of AT&T now employed by Lucent or NCR as those companies encourage their employees to acquire Lucent or NCR common stock, respectively, and a public trading market is established for such stock.



  Item 5.  Other Events.


  See Exhibit 99 to this Form 8-K.



  Item 7. Financial Statements and Exhibits.


     (C)  Exhibits.

          Exhibit 99   AT&T Corp. Press Release issued
                       September 24, 1996.


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Form 8-K                                          AT&T Corp.
September 24, 1996




                          SIGNATURES



     Pursuant to the requirements of the Securities Exchange
  Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   AT&T CORP.




                                By:  S. L. Prendergast
                                     Vice President and
                                     Treasurer





  October 9, 1996

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                        EXHIBIT INDEX



  Exhibit
  Number
  -------

    99       AT&T Corp. Press Release issued September
             24,1996.